Exhibit 10.3

AMENDMENT NO. 3, dated as of June 30, 2004 (this “Amendment”) to the CREDIT AGREEMENT (as amended, supplemented or modified from time to time, the “Credit Agreement”), dated as of June 21, 1999, among BLOCKBUSTER INC., a Delaware corporation (the “Borrower”), the Bank parties thereto from time to time, CITIBANK, N.A., as the Administrative Agent, THE BANK OF NEW YORK, as the Documentation Agent, THE BANK OF AMERICA N.A. (formerly known as THE BANK OF AMERICA NT&SA), as a Syndication Agent and CHASE SECURITIES INC., as a Syndication Agent.

WITNESSETH:

WHEREAS, the parties have heretofore entered into the Credit Agreement providing for, among other things, a 5-year revolving commitment due to mature on July 1, 2004;

WHEREAS, the parties desire to amend the Credit Agreement, inter alia, to extend the maturity date of the 5-year revolving loan commitment and reduce the Tranche A Loan Commitments of the Banks by $300,000,000 (the “Reduction Amount”); and

WHEREAS, the parties desire to amend Section 10.8 of the Credit Agreement to permit the Borrower to declare a special cash dividend to its shareholders (the “Special Dividend”), provided, however, that the Borrower may not pay the Special Dividend unless otherwise permitted under the Credit Agreement.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments. (a) Section 1.1 of the Credit Agreement is hereby amended by replacing “July 1, 2004” in the definition of “Tranche A Loan Commitment Termination Date” with “December 31, 2004”.

(b) Section 10.8 of the Credit Agreement is amended by adding the following paragraph to the end of Section 10.8:

“(iii) the declaration (but not the payment) of the Special Dividend.”

SECTION 2. Reduction of Tranche A Loan Commitments. The Borrower hereby requests and the Banks hereby agree that upon effectiveness of this Amendment, the Tranche A Loan Commitments of the Banks shall be permanently reduced ratably in the amount of the Reduction Amount, provided, however, that if any Banks elect not to extend the maturity date of their Tranche A Loan Commitments (the “Non-Extending Banks”) as contemplated in Section 1(a) hereof, the Tranche A Loan Commitments of the Non-Extending Banks (the “Terminated Commitments”) shall terminate on July 1, 2004, and the Tranche A Loan Commitments of the Banks (other than the Non-Extending

Banks) shall be permanently reduced ratably in an amount equal to the excess of the Reduction Amount over the amount of the Terminated Commitments.

SECTION 3. Notification of Consent and Election. (a) Any Bank that consents to this Amendment and elects to extend the maturity date of its Tranche A Loan Commitment as contemplated in Section 1(a) hereof, shall deliver a notice of its consent and election to the Administrative Agent in the form attached as Annex A hereto.

(b) Any Bank that consents to this Amendment and elects not to extend the maturity date of its Tranche A Loan Commitment as contemplated in Section 1(a) hereof, shall deliver a notice of its consent and election to the Administrative Agent in the form attached as Annex B hereto.

SECTION 4. Deemed Consent. Any Bank that consents to this Amendment expressly agrees that any Bank that shall not have consented hereto (the “Non-Consenting Bank”) prior to July 1, 2004, if repaid on that date in full, shall for purposes of Section 13.1 of the Credit Agreement be deemed to have elected not to extend the maturity date of such Non-Consenting Bank’s Tranche A Loan Commitment and to have consented to the terms of this Amendment.

SECTION 5. Effectiveness. This Amendment shall be effective as of the date first above written when, and only when, (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Majority Banks or, as to any of the Banks, advice satisfactorily to the Administrative Agent that such Bank has executed this Amendment, and, without duplication, notices of consents and elections from each of the Banks holding Tranche A Loan Commitments in the form of Annex A or Annex B, as the case may be, attached hereto, and (ii) Banks having aggregate Tranche A Loan Commitments equal to at least $300,000,000 shall have elected to extend the maturity of their respective Tranche A Loan Commitments as contemplated in Section 1(a) hereof.

SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof (i) the representations and warranties contained in Article VII of the Credit Agreement (other than those stated to be made as of a particular date) are true and correct in all material respects on and as of the date hereof as though made on the date hereof, and (ii) no Default or Event of Default shall exist or be continuing under the Credit Agreement.

SECTION 7. Miscellaneous. (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

(b) Except as amended hereby, all of the terms of the Credit Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

(c) This Amendment shall be a Loan Document for the purposes of the Credit Agreement.

(d) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

(e) The provisions of Sections 13.2, 13.3, 13.9 and 13.10 shall apply to this Amendment mutatis mutandis.

(f) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IT WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BLOCKBUSTER INC., as Borrower

By:	/s/ Larry J. Zine
Name: Larry J. Zine Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer

CITIBANK, N.A., as the Administrative Agent

By:	/s/ Robert H. Chen
Name: Robert H. Chen Title: Vice President

JPMorgan Chase Bank as a Bank

By:	/s/ Barry K. Bergman
Name: Barry K. Bergman Title: Vice President

THE BANK OF NEW YORK as a Bank

By:	/s/ Kristen Talaber
Name: Kristen Talaber Title: Vice President

Wachovia Bank, National Association

as a Bank

By: /s/ John D. Brady

       Name: John D. Brady

       Title: Director

Bank of America, N.A.

as a Bank

By: /s/ Thomas J. Kane

       Name: Thomas J. Kane

       Title: Principal

Fleet National Bank

as a Bank

By: /s/ Thomas J. Kane

       Name: Thomas J. Kane

       Title: Principal

BANK ONE, NA

as a Bank

By: /s/ John Glisson

       Name: John Glisson

       Title: Associate Director